Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746PW5	FACE AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

Notes Linked to the Rogers International Commodity Index® – Excess Return

due March 8, 2013

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be March 8, 2013. If no Market Disruption Event (as defined below) occurs or is continuing on the scheduled Valuation Date (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing on the scheduled Valuation Date, the “Stated Maturity Date” shall be the later of (i) two Business Days (as defined below) after the postponed Valuation Date and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security:

•	if the Final Index Level is greater than the Initial Index Level, $1,000 plus the Additional Amount;

•	if the Final Index Level is equal to the Initial Index Level or is at least 70% of the Initial Index Level, $1,000; and

•	if the Final Index Level is less than 70% of the Initial Index Level, $1,000 minus the product of

•	$1,000; and

•	Initial Index Level – Final Index Level

Initial Index Level

“Additional Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the product of:

•	$1,000;

•	1.05; and

•	Final Index Level – Initial Index Level

Initial Index Level

The “Initial Index Level” is 2201.58.

The “Final Index Level” shall be equal to Closing Level of the Index on the Valuation Date.

“Index” shall mean the Rogers International Commodity Index – Excess Return.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Minneapolis, Minnesota.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of September 8, 2009 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Final Index Level, the Additional Amount, if any, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different

Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

The “Closing Level” of the Index on any Trading Day shall mean the closing level of the Index as reported by CQG, Inc. (“CQG”) (or of any successor index, as reported by Beeland Interests, Inc. (“Beeland”), James Beeland Rogers, Jr. (“Rogers”) or another sponsor of that successor index) on such Trading Day or as determined by the Calculation Agent as described in “—Discontinuance of the Index; Alteration Of Method Of Calculation.”

“Designated Contracts” shall mean the future contracts that compose the Index.

“Face Amount” shall mean, when used with respect to any Security or Securities of this series, the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

“Index Commodities” shall mean the physical commodities underlying the Designated Contracts.

The “Pricing Date” shall mean the date the notes were priced for initial sale to the public.

“Settlement Price” shall mean for each Designated Contract, the official settlement price for the relevant contract month as published by the futures exchange on which the Index Commodity trades.

A “Trading Day” is a day on which the primary exchange, trading system or market for each Designated Contract is open for trading.

The “Valuation Date” shall be the last Trading Day of February 2013, subject to postponement due to the occurrence of a Market Disruption Event, as described in “— Market Disruption Events — Valuation Date”.

Discontinuance Of The Index; Alteration Of Method Of Calculation

If CQG discontinues calculation of the Closing Level of the Index and another entity calculates the level of the Index that the Calculation Agent determines, in its sole discretion, to be comparable to the Closing Level of the Index as previously calculated by CQG, then any subsequent Closing Level will be determined by reference to the level of the Index as calculated by such entity (in any case, referred to herein as a “successor index calculation agent”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index calculation agent, the Company will promptly give notice to the Holders of the Securities of this series.

If CQG discontinues calculation of the Closing Level of the Index prior to, and such discontinuance is continuing on, the date that any Closing Level is to be determined and the

Calculation Agent determines that no successor index calculation agent is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level to be used in computing the amount payable at stated maturity. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the Settlement Price (or, if trading in the relevant Designated Contracts has been materially suspended or materially limited, its good faith estimate of the Settlement Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each Designated Contract most recently comprising the Index on the primary organized exchange or trading system.

If Beeland discontinues publication of the Index and Beeland, Rogers or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index, then any subsequent Closing Level will be determined by reference to the level of such successor index or substitute index (in any such case, referred to herein as a “successor index”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Company will promptly give notice to the Holders of the Securities of this series.

If Beeland discontinues publication of the Index prior to, and such discontinuance is continuing on, the date that any Closing Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level to be used in computing the amount payable at stated maturity. Each such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the Settlement Price (or, if trading in the relevant Designated Contracts has been materially suspended or materially limited, its good faith estimate of the Settlement Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each Designated Contract most recently comprising the Index on the primary organized exchange or trading system.

If a successor index is selected or the Calculation Agent calculates a Closing Level as a substitute for the Index, such successor index or Closing Level will be used as a substitute for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating the Index or a successor index, whether by CQG or a successor index calculation agent, as applicable, or the Closing Level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a commodity index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the Closing Level and the amount payable at stated maturity with reference to the Index or such successor index, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified, then the Calculation Agent will adjust such index in order to arrive at a level of the Index or such successor index as if it had not been modified.

Market Disruption Events

A “Market Disruption Event” with respect to the Index will occur on any day if the Calculation Agent determines, in its sole discretion, any of the following:

•	the termination or suspension of or material limitation or disruption in the trading of any Designated Contract on that day;

•	the Settlement Price of any Designated Contract reflects the maximum permitted price change from the previous day’s Settlement Price;

•	the failure of an exchange to publish the official Settlement Price for any Designated Contract; or

•	the Index is not published.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

•	a suspension of or material limitation on trading on the applicable exchange will not include any time when that exchange is closed for trading under ordinary circumstances.

Pricing Date

If a Market Disruption Event occurs or is continuing with respect to the Index on the Pricing Date, the Calculation Agent will determine the Initial Index Level for the Securities of this series using (A) for each Designated Contract included in the Index that did not suffer a Market Disruption Event on the Pricing Date, the Settlement Price on that date of each such Designated Contract, and (B) for each Designated Contract included in the Index which did suffer a Market Disruption Event on the Pricing Date, the Settlement Price of that Designated Contract on the next Trading Day on which no Market Disruption Event occurs with respect to such Designated Contract; provided, however, if a Market Disruption Event occurs with respect to a Designated Contract on each of the five Trading Days following the Pricing Date, then the Calculation Agent will determine the Initial Index Level using a Settlement Price for such Designated Contract subject to a Market Disruption Event based upon its good faith estimate of the Settlement Price on that fifth Trading Day. In calculating the Initial Index Level for the Securities of this series for the purposes of this paragraph, the Calculation Agent will use the formula for calculating the Index last in effect prior to the Pricing Date for such Security. The term “Market Disruption Event,” when used in this paragraph with respect to a Designated Contract included in the Index, refers to an event affecting such futures contract that is included within the definition of Market Disruption Event with respect to the Index.

Valuation Date

If a Market Disruption Event occurs or is continuing with respect to the Index on a scheduled Valuation Date, the Calculation Agent will determine the Closing Level of the Index using (A) for each Designated Contract included in the Index that did not suffer a Market Disruption Event on such date, the Settlement Price on that date of each such Designated Contract, and (B) for each Designated Contract included in the Index which did suffer a Market Disruption Event on such date, the Settlement Price of that Designated Contract on the next Trading Day on which no Market Disruption Event occurs with respect to such Designated Contract; provided, however, if a Market Disruption Event occurs with respect to a Designated Contract on each of the five Trading Days following an originally scheduled Valuation Date, then (i) that fifth Trading Day will be deemed the Valuation Date for such futures contract and (ii) the Calculation Agent will determine the Closing Level of the Index using a Settlement Price for such Designated Contract subject to a Market Disruption Event based upon its good faith estimate of the Settlement Price on that fifth Trading Day. In calculating the Closing Level for the Index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating the Index last in effect prior to the applicable scheduled Valuation Date. The term “Market Disruption Event,” when used in this paragraph with respect to a Designated Contract included in the Index, refers to an event affecting such futures contract that is included within the definition of Market Disruption Event with respect to the Index.

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount, the Final Index Level, and the Additional Amount, if any. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of the Index under the circumstances described in this Security, (ii) if CQG discontinues calculation of the Closing Level of the Index, select a successor index calculation agent or, if no successor index calculation agent is available, determine the Closing Level under the circumstances described in this Security, (iii) if publication of the Index is discontinued, select a successor index or, if no successor index is available, determine the Closing Level under the circumstances described in this Security and (iv) determine (a) whether a Market Disruption Event has occurred; (b) the Initial Index Level if a Market Disruption Event occurs on the Pricing Date; and (c) the Final Index Level if a Market Disruption Event occurs on the scheduled Valuation Date.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Paul R. Ackerman
	Its:	Executive Vice President and Treasurer

[SEAL]

Attest:
Laurel A. Holschuh
	Its:	Senior Vice President and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Notes Linked to the Rogers International Commodity Index® – Excess Return

due March 8, 2013

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $            ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to March 8, 2013. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Valuation Date; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the Valuation Date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed (in the absence of a statutory,

regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a pre-paid cash-settled forward contract in respect of the Index.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Article Sixteen of the Indenture shall not apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.